Exhibit 99.1

Centrus Announces Voting Agreement

BETHESDA, Md. – Centrus Energy Corp. (NYSE American: LEU) today announced that on April 13, 2020 it entered into a Voting and Nomination Agreement with Mr. Morris Bawabeh, Kulayba LLC and M&D Bawabeh Foundation, Inc., (MB Group) who collectively are beneficial owners of approximately 18.1% of the outstanding shares of Class A common stock as of the date of the Voting Agreement.

Pursuant to the terms of the Voting Agreement, the Company agreed to nominate Mr. Michael O’Shaughnessy for election to the Board and to use commercially reasonable efforts to cause the election of Mr. O’Shaughnessy to the Board.

The MB Group agreed to cause to be present at the Annual Meeting all shares of Class A common stock for which the MB Group is the beneficial owner and vote such shares in accordance with management’s recommendations set forth in the company’s proxy statement and to vote for the full slate of directors nominated by the Company at the Company’s 2021 annual meeting of stockholders, provided that Mr. O’Shaughnessy is included in the slate of directors nominated by the Company.  If Mr. O’Shaughnessy withdraws from the Board or is unable to, refuses to, or otherwise does not consent to be nominated to serve on the Board, the MB Group may designate a replacement reasonably acceptable to the Company to be included as a nominee for election to the Board in 2021; in any event, the MB Group shall remain obligated to cause all beneficially owned shares of our Class A common stock to be present at the 2021 annual meeting and to vote for the Company’s full slate of nominees. The Company’s Compensation, Nominating and Governance Committee has reviewed the qualifications of Mr. O’Shaughnessy in connection with his nomination this year.

For additional details regarding the terms of the Voting Agreement, including a copy of the Voting Agreement, please see the Current Report on Form 8-K that we filed with the SEC on April 14, 2020

About Centrus Energy

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 – that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include risks related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our Class A Common Stock on the NYSE American LLC (the “NYSE American”); risks related to decisions made by our Class B stockholders and our Series B Senior Preferred stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks related to the Company’s capital concentration; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including under Part 1. Item1A – “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and quarterly reports on Form 10-Q.